Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces Record 2018 Financial Results

Fourth Quarter Revenue Increased 12% and Organic Revenue Increased 9%
Full Year Operating Cash Flow Increased 16% to $1.43 Billion

Sarasota, Florida, February 1, 2019 ... Roper Technologies, Inc. (NYSE: ROP), a leading diversified technology company, reported financial results for the fourth quarter and full year ended December 31, 2018.

Roper reports results - including revenue, gross margin, earnings before taxes, net income, and diluted earnings per share (“DEPS”) - on both a GAAP basis and an adjusted basis.

Fourth Quarter 2018

Fourth quarter GAAP and adjusted revenue both increased 12% to $1.38 billion. Organic revenue increased 9%. GAAP gross margin expanded 100 basis points to 63.4% and adjusted gross margin expanded 90 basis points to 63.5%. EBITDA increased 12% to $496 million and EBITDA margin expanded 30 basis points to 36.0%.

GAAP DEPS was $2.46 while adjusted DEPS was $3.22, a 19% increase. Operating cash flow increased 26% to $464 million. Free cash flow increased 27% to $447 million, representing 32% of adjusted revenue.

Full Year 2018

Full year GAAP revenue increased 13% to $5.19 billion and adjusted revenue increased 11% to $5.20 billion. Organic revenue increased 8%. GAAP and adjusted gross margin were both 63.2%, expanding 100 basis points and 60 basis points, respectively. EBITDA increased 13% to $1.81 billion and EBITDA margin expanded 30 basis points to 34.7%.

GAAP earnings before taxes grew 16% to $1.20 billion and adjusted earnings before taxes grew 15% to $1.57 billion. Operating cash flow increased 16% to $1.43 billion. Free cash flow increased 17% to $1.37 billion, representing 26% of adjusted revenue.

"This was a tremendous operational year for Roper with strong organic growth, margin expansion, and excellent cash performance across our diversified set of technology businesses," said Neil Hunn, Roper's President and CEO. "Organic revenue grew 8% for the year with outstanding execution across our software, network, and product businesses. Free cash flow grew 17% in 2018, enabling us to reduce leverage while deploying $1.3 billion toward high-quality software acquisitions."

2019 Outlook and Guidance

"We expect our businesses to continue their solid execution in 2019 benefitting from niche market leadership positions and high levels of recurring revenue," said Mr. Hunn. "Our strong balance sheet and pipeline of attractive acquisition opportunities position us well to continue compounding cash flow in 2019.”

Roper expects full year adjusted DEPS of $12.00 - $12.40 with first quarter adjusted DEPS between $2.74 and $2.80.

The Company’s guidance excludes the impact of future acquisitions or divestitures and includes the impact of the previously announced Scientific Imaging divestiture to Teledyne Technologies, which is expected to close in the first quarter of 2019. The pending Gatan divestiture is still subject to U.K. regulatory review and the Company’s guidance assumes the transaction will close in the second half of 2019.

Conference Call to be Held at 7:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 7:30 AM ET on Friday, February 1, 2019. The call can be accessed via webcast or by dialing +1 888-254-3590 (US/Canada) or +1 323-994-2093, using confirmation code 4558510. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by using the following registration URL https://event.replay with access code 4558510.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1: Adjusted Revenue Reconciliation and Growth Detail ($M)

	Q4 2017	Q4 2018		V %
GAAP Revenue	$1,227	$1,376		12%
Purchase accounting adjustment to acquired deferred revenue	8	1	A
Adjusted Revenue	$1,235	$1,378		12%

Components of Adjusted Revenue Growth
Organic				9%
Acquisitions				4%
Foreign Exchange				(1)%
Total Adjusted Revenue Growth				12%

	FY 2017	FY 2018		V %
GAAP Revenue	$4,607	$5,191		13%
Purchase accounting adjustment to acquired deferred revenue	57	8	A
Adjusted Revenue	$4,665	$5,199		11%

Components of Adjusted Revenue Growth
Organic				8%
Acquisitions				3%
Total Adjusted Revenue Growth				11%

Table 2: Adjusted Gross Margin Reconciliation ($M)

	Q4 2017	Q4 2018		V% / Bps
GAAP Revenue	$1,227	$1,376		12%
Purchase accounting adjustment to acquired deferred revenue	8	1	A
Adjusted Revenue	$1,235	$1,378		12%

GAAP Gross Profit	$765	$873
Purchase accounting adjustment to acquired deferred revenue	8	1	A
Adjusted Gross Profit	$773	$874		13%

GAAP Gross Margin	62.4%	63.4%		+100 bps
Adjusted Gross Margin	62.6%	63.5%		+90 bps

	FY 2017	FY 2018		V% / Bps
GAAP Revenue	$4,607	$5,191		13%
Purchase accounting adjustment to acquired deferred revenue	57	8	A
Adjusted Revenue	$4,665	$5,199		11%

GAAP Gross Profit	$2,865	$3,280
Purchase accounting adjustment to acquired deferred revenue	57	8	A
Adjusted Gross Profit	$2,922	$3,287		12%

GAAP Gross Margin	62.2%	63.2%		+100 bps
Adjusted Gross Margin	62.6%	63.2%		+60 bps

Table 3: Adjusted EBITDA Reconciliation ($M)

	Q4 2017	Q4 2018		V% / Bps
GAAP Revenue	$1,227	$1,376		12%
Purchase accounting adjustment to acquired deferred revenue	8	1	A
Adjusted Revenue	$1,235	$1,378		12%

GAAP Net Earnings	444	257
Taxes	(140)	61
Interest Expense	43	47
Depreciation	13	12
Amortization	74	82
EBITDA	$433	$460		6%

Purchase accounting adjustment to acquired deferred revenue	8	1	A
Purchase accounting adjustment for commission expense	(1)	—
One-time expense for accelerated vesting B	—	35
Adjusted EBITDA	$441	$496		12%
% of Adjusted Revenue	35.7%	36.0%		+30 bps

	FY 2017	FY 2018		V% / Bps
GAAP Revenue	$4,607	$5,191		13%
Purchase accounting adjustment to acquired deferred revenue	57	8	A
Adjusted Revenue	$4,665	$5,199		11%

GAAP Net Earnings	972	944
Taxes	63	254
Interest Expense	181	182
Depreciation	50	50
Amortization	295	318
EBITDA	$1,560	$1,748		12%

Purchase accounting adjustment to acquired deferred revenue	57	8	A
Debt extinguishment charge C	—	16
One-time expense for accelerated vesting B	—	35
Purchase accounting adjustment for commission expense	(5)	—
Gain on sale of divested energy product line	(9)	—
Impairment charge on minority investment	2	—
Adjusted EBITDA	$1,605	$1,806		13%
% of Adjusted Revenue	34.4%	34.7%		+30 bps

Table 4: Adjusted Earnings Before Taxes Reconciliation ($M)

	Q4 2017	Q4 2018		V %
GAAP Earnings Before Taxes	$303	$318		5%
Purchase accounting adjustment to acquired deferred revenue	8	1	A
Amortization of acquisition-related intangible assets D	73	81
One-time expense for accelerated vesting B	—	35
Purchase accounting adjustment for commission expense	(1)	—
Adjusted Earnings Before Taxes	$383	$435		14%

	FY 2017	FY 2018		V %
GAAP Earnings Before Taxes	$1,035	$1,198		16%
Purchase accounting adjustment to acquired deferred revenue	57	8	A
Amortization of acquisition-related intangible assets D	292	314
Debt extinguishment charge C	—	16
One-time expense for accelerated vesting B	—	35
Purchase accounting adjustment for commission expense	(5)	—
Gain on sale of divested energy product line	(9)	—
Impairment charge on minority investment	2	—
Adjusted Earnings Before Taxes	$1,371	$1,571		15%

Table 5: Adjusted DEPS Reconciliation E

	Q4 2017	Q4 2018		V %
GAAP DEPS	$4.27	$2.46		(42)%
Purchase accounting adjustment to acquired deferred revenue	0.05	0.01	A
Amortization of acquisition-related intangible assets D	0.46	0.61
One-time expense for accelerated vesting B	—	0.26
Measurement period adjustment to 2017 provisional income tax amounts resulting from the Tax Cuts and Jobs Act F	—	(0.11)
Recognition of deferred tax benefit due to held-for-sale classification of Scientific Imaging businesses G	—	(0.02)
One-time net gain resulting from the Tax Cuts and Jobs Act	(2.07)	—
Purchase accounting adjustment for commission expense	(0.01)	—
Rounding	—	0.01
Adjusted DEPS	$2.70	$3.22		19%

	FY 2017	FY 2018		V %
GAAP DEPS	$9.39	$9.05		(4)%
Purchase accounting adjustment to acquired deferred revenue	0.36	0.06	A
Amortization of acquisition-related intangible assets D	1.83	2.38
Recognition of deferred tax expense due to held-for-sale classification of Gatan H	—	0.10
Recognition of deferred tax benefit due to held-for-sale classification of Scientific Imaging businesses G	—	(0.02)
Measurement period adjustment to 2017 provisional income tax amounts resulting from the Tax Cuts and Jobs Act F	—	(0.14)
Debt extinguishment charge C	—	0.12
One-time expense for accelerated vesting B	—	0.26
Gain on sale of divested energy product line	(0.06)	—
Impairment charge on minority investment	0.01	—
One-time net gain resulting from the Tax Cuts and Jobs Act	(2.08)	—
Purchase accounting adjustment for commission expense	(0.03)	—
Adjusted DEPS	$9.42	$11.81		25%

Table 6: Free Cash Flow Reconciliation ($M)

	Q4 2017	Q4 2018	V %
Operating Cash Flow	$369	$464	26%
Capital Expenditures	(13)	(15)
Capitalized Software Expenditures	(3)	(2)
Free Cash Flow	$353	$447	27%

	FY 2017	FY 2018	V %
Operating Cash Flow	$1,234	$1,430	16%
Capital Expenditures	(49)	(49)
Capitalized Software Expenditures	(11)	(10)
Free Cash Flow	$1,175	$1,371	17%

Table 7: Forecasted Adjusted DEPS Reconciliation E

	Q1 2019		Full Year 2019
	Low End	High End	Low End	High End
GAAP DEPS	$2.12	$2.18	$9.52	$9.92
Amortization of acquisition-related intangible assets D	0.62	0.62	2.48	2.48
Adjusted DEPS	$2.74	$2.80	$12.00	$12.40

A.
Q4'18 acquisition-related fair value adjustment to deferred revenue related to the acquisitions of Onvia and PowerPlan ($1M pretax, $1M after-tax). FY'18 acquisition-related fair value adjustment to deferred revenue related to the acquisitions of Deltek, Onvia, and PowerPlan ($8M pretax, $6M after-tax).

B.	One-time expense for accelerated vesting associated with the passing of Brian Jellison ($35M pretax, $28M after-tax).

C.	Debt extinguishment charge ($16M pretax, $13M after-tax) related to the early redemption of 2019 Senior Notes.

D.
Actual results and forecast of estimated amortization of acquisition-related intangible assets ($M, except per share data); for comparison purposes, prior period amounts are also shown below. Tax rate of 35% applied to amortization in 2017, and tax rate of 21% applied to amortization in 2018 and 2019.

		Q4 '17A	FY '17A	Q4 '18A	FY '18A	Q1 '19E	FY '19E
	Pretax	$73	$292	$81	$314	$82	$330
	After-tax	$47	$190	$64	$248	$65	$260
	Per share	$0.46	$1.83	$0.61	$2.38	$0.62	$2.48

E.	All 2017 adjustments taxed at 35%, all 2018 and 2019 adjustments taxed at 21%.

F.	Measurement period adjustment of $12 million for Q4 2018 and $14 million for the full year 2018 to 2017 provisional income tax amounts resulting from the Tax Cuts and Jobs Act.

G.	Recognition of $2 million deferred tax benefit due to held-for-sale classification of Scientific Imaging businesses.

H.	Recognition of $10 million deferred tax expense due to held-for-sale classification of Gatan.

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper operates businesses that design and develop software (both license and software-as-a-service) and engineered products and solutions for a variety of niche end markets. Additional information about Roper is available on the Company’s website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	December 31, 2018	December 31, 2017
ASSETS:

Cash and cash equivalents	$364.4	$671.3
Accounts receivable, net	700.8	641.7
Inventories, net	190.8	204.9
Income taxes receivable	21.7	24.4
Unbilled receivables	169.4	143.6
Other current assets	80.0	73.5
Current assets held for sale	83.6	—
Total current assets	1,610.7	1,759.4

Property, plant and equipment, net	128.7	142.5
Goodwill	9,346.8	8,820.3
Other intangible assets, net	3,842.1	3,475.2
Deferred taxes	52.2	30.7
Other assets	101.1	88.3
Assets held for sale	167.9	—

Total assets	$15,249.5	$14,316.4

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$165.3	$171.1
Accrued compensation	248.3	198.0
Deferred revenue	677.9	566.4
Other accrued liabilities	258.0	266.6
Income taxes payable	58.3	26.4
Current portion of long-term debt	1.5	800.9
Current liabilities held for sale	38.9	—
Total current liabilities	1,448.2	2,029.4

Long-term debt, net of current portion	4,940.2	4,354.6
Deferred taxes	931.1	829.6
Other liabilities	191.5	239.2
Total liabilities	7,511.0	7,452.8

Common stock	1.1	1.0
Additional paid-in capital	1,751.5	1,602.9
Retained earnings	6,247.7	5,464.6
Accumulated other comprehensive loss	(243.3)	(186.2)
Treasury stock	(18.5)	(18.7)
Total stockholders' equity	7,738.5	6,863.6

Total liabilities and stockholders' equity	$15,249.5	$14,316.4

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Net revenues	$1,376.3	$1,226.6	$5,191.2	$4,607.5
Cost of sales	503.2	461.5	1,911.7	1,742.7
Gross profit	873.1	765.1	3,279.5	2,864.8

Selling, general and administrative expenses	508.7	418.2	1,883.1	1,654.6
Income from operations	364.4	346.9	1,396.4	1,210.2

Interest expense, net	47.3	43.4	182.1	180.6
Loss on debt extinguishment	—	—	15.9	—
Other income/(expense), net	1.0	(0.1)	—	5.1

Earnings before income taxes	318.1	303.4	1,198.4	1,034.7

Income taxes	61.0	(140.5)	$254.0	62.9

Net earnings	$257.1	$443.9	$944.4	$971.8

Earnings per share:
Basic	$2.49	$4.33	$9.15	$9.51
Diluted	$2.46	$4.27	$9.05	$9.39

Weighted-average common shares outstanding:
Basic	103.4	102.4	103.2	102.2
Diluted	104.5	103.9	104.4	103.5

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in millions and percents of net revenues)

	Three months ended December 31,				Twelve months ended December 31,
	2018		2017		2018		2017
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
RF Technology	$589.0		$491.4		$2,168.4		$1,862.1
Medical & Scientific Imaging	402.4		367.8		1,522.4		1,410.4
Industrial Technology	222.8		207.0		900.0		783.7
Energy Systems & Controls	162.1		160.4		600.4		551.3
Total	$1,376.3		$1,226.6		$5,191.2		$4,607.5

Gross profit:
RF Technology	$375.1	63.7%	$306.8	62.4%	$1,384.7	63.9%	$1,136.9	61.1%
Medical & Scientific Imaging	287.7	71.5%	262.1	71.3%	1,087.5	71.4%	1,015.2	72.0%
Industrial Technology	113.7	51.0%	102.8	49.7%	458.1	50.9%	396.2	50.6%
Energy Systems & Controls	96.6	59.6%	93.4	58.2%	349.2	58.2%	316.5	57.4%
Total	$873.1	63.4%	$765.1	62.4%	$3,279.5	63.2%	$2,864.8	62.2%

Operating profit*:
RF Technology	$170.3	28.9%	$136.6	27.8%	$613.8	28.3%	$479.3	25.7%
Medical & Scientific Imaging	141.9	35.3%	130.0	35.3%	521.0	34.2%	486.6	34.5%
Industrial Technology	70.3	31.6%	60.9	29.4%	284.3	31.6%	235.0	30.0%
Energy Systems & Controls	57.4	35.4%	51.7	32.2%	180.8	30.1%	151.2	27.4%
Total	$439.9	32.0%	$379.2	30.9%	$1,599.9	30.8%	$1,352.1	29.3%

*Segment operating profit is before unallocated corporate general and administrative expenses. These expenses were $75.5 and $32.2 for the three months ended December 31, 2018 and 2017, respectively, and $203.5 and $141.8 for the twelve months ended December 31, 2018 and 2017, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)

	Years ended December 31,
	2018	2017
Cash flows from operating activities:
Net earnings	$944.4	$971.8
Adjustments to reconcile net earnings to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	49.5	49.5
Amortization of intangible assets	317.5	295.5
Amortization of deferred financing costs	6.3	7.2
Non-cash stock compensation	133.8	83.1
Loss on debt extinguishment	15.9	—
Gain on sale of assets	—	(9.4)
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	(83.5)	(6.7)
Unbilled receivables	(14.0)	(13.5)
Inventories	(21.8)	(15.3)
Accounts payable and accrued liabilities	68.8	73.3
Deferred revenue	86.6	74.9
Income taxes	(67.6)	(257.0)
Other, net	(5.8)	(18.9)
Cash provided by operating activities	1,430.1	1,234.5

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(1,275.8)	(153.7)
Capital expenditures	(49.1)	(48.8)
Capitalized software expenditures	(9.5)	(10.8)
Proceeds from sale of assets	—	10.6
Other, net	(0.7)	(6.9)
Cash used in investing activities	(1,335.1)	(209.6)

Cash flows from financing activities:
Proceeds from senior notes	1,500.0	—
Payment of senior notes	(1,300.0)	(400.0)
Payments under revolving line of credit, net	(405.0)	(660.0)
Debt issuance costs	(13.9)	—
Cash dividends to stockholders	(170.1)	(142.8)
Redemption premium for debt extinguishment	(15.5)	—
Treasury stock sales	5.4	4.2
Proceeds from stock based compensation, net	10.6	28.5
Other	0.4	0.1
Cash used in financing activities	(388.1)	(1,170.0)

Effect of exchange rate changes on cash	(13.8)	59.2

Net decrease in cash and cash equivalents	(306.9)	(85.9)

Cash and cash equivalents, beginning of year	671.3	757.2

Cash and cash equivalents, end of year	$364.4	$671.3